Exhibit 99.1

nCino Reports Third Quarter Fiscal Year 2023 Financial Results
•Total Revenues of $105.3M, up 50% year-over-year
•Subscription Revenues of $88.3M, up 55% year-over-year
•Organic Subscription Revenues of $72.9M, up 28% year-over-year

WILMINGTON, N.C., November 30, 2022 -- nCino, Inc. (NASDAQ: NCNO), a pioneer in cloud banking and digital transformation solutions for the global financial services industry, today announced financial results for its third quarter of fiscal year 2023, ended October 31, 2022.

“Our team executed extremely well in the third quarter, again exceeding both top and bottom-line expectations,” said Pierre Naudé, Chairman and Chief Executive Officer of nCino. “We are particularly pleased to have posted our first quarter of non-GAAP operating income as a public company. Despite the challenging macro-environment, we believe we are uniquely positioned with the right vision, strategy, product portfolio, and people to continue leading the digital transformation of financial institutions around the world.”
Financial Highlights
•Revenues: Total revenues for the third quarter of fiscal 2023 were $105.3 million, a 50% increase from $70.0 million in the third quarter of fiscal 2022. Subscription revenues for the third quarter were $88.3 million, up from $57.1 million one year ago, an increase of 55%. These revenues include the results of SimpleNexus. Organic subscription revenues, which exclude the revenues of SimpleNexus, were $72.9 million, a 28% increase from the third quarter of fiscal 2022.
•Loss from Operations: GAAP loss from operations in the third quarter of fiscal 2023 was ($18.4) million compared to ($12.7) million in the same quarter of fiscal 2022. Non-GAAP operating income (loss) in the third quarter was $2.5 million compared to ($3.2) million in the third quarter of fiscal 2022.
•Net Loss Attributable to nCino: GAAP net loss attributable to nCino in the third quarter of fiscal 2023 was ($23.6) million compared to ($13.6) million in the third quarter of fiscal 2022. Non-GAAP net loss attributable to nCino in the third quarter was ($1.4) million compared to ($3.7) million in the third quarter of fiscal 2022.
•Net Loss Attributable to nCino per Share: GAAP net loss attributable to nCino in the third quarter of fiscal 2023 was ($0.21) per share compared to ($0.14) per share in the third quarter of fiscal 2022. Non-GAAP net loss attributable to nCino in the third quarter was ($0.01) per share compared to ($0.04) per share in the third quarter of fiscal 2022.
•Remaining Performance Obligation: Total Remaining Performance Obligation (RPO) as of October 31, 2022, was $919.2 million, an increase of 28% compared to the third quarter of fiscal 2022. Organic RPO, which excludes RPO for SimpleNexus, was $846.5 million, an increase of 18% compared to the third quarter of fiscal 2022.
•Cash: Cash, cash equivalents, and restricted cash were $111.8 million as of October 31, 2022.

Recent Business Highlights
•Signed a New Zealand-Based Lender: Signed Bank of New Zealand, a top-four New Zealand bank by asset size, to implement nCino’s Bank Operating System as a foundational technology platform.
•Expanded Asia-Pacific Go Lives: Kiraboshi Bank, a regional bank based in Tokyo, Japan, went live on the nCino Bank Operating System during the third quarter. The USD $48-billion-asset bank implemented nCino’s Commercial Banking Solution to enhance its business financing, part of its journey to create a single, cloud-based platform to better serve its business clients. nCino also had two additional commercial lending go-lives in Japan during the quarter, including SMBC Trust Bank.
•Took First German Customer Live: Hamburg Commercial Bank (HCOB), who was recognized by Euromoney as “World’s Best Bank Transformation for 2022,” completed a successful implementation of the nCino Bank Operating System. nCino is supporting the Bank’s transformation efforts as a key technology partner to help improve workflow, expedite processes and enable increased efficiencies.
•Signed Significant Expansion Deals Within Existing Customer Base: A Big-4 U.K. bank signed for a new use case in an adjacent business line; a $7-billion-asset Colorado bank expanded its use case from Commercial Lending to add Deposit Account Opening and Treasury Sales & Onboarding; another $7-billion-asset bank based in Hawaii added nCino for Retail Lending and Deposit Account Opening; and one of the world’s largest credit unions added Portfolio Analytics to its existing suite of nCino solutions.
•Completed Additional SimpleNexus Cross-Sells: SimpleNexus continued to execute well under challenging market conditions, with six competitive takeaways of customers from other vendors and five cross-sells into the nCino customer base.
Financial Outlook
nCino is providing guidance for its fourth quarter ending January 31, 2023 as follows:
•Total revenues between $104 million and $105 million.
•Subscription revenues between $90 million and $91 million.
•Non-GAAP operating loss between ($3.0) million and ($4.0) million.
•Non-GAAP net loss attributable to nCino per share of ($0.04) and ($0.05).
nCino is providing guidance for its fiscal year 2023 ending January 31, 2023 as follows:
•Total revenues between $403 million and $404 million.
•Subscription revenues between $342 million and $343 million.
•Non-GAAP operating loss between ($7.0) million and ($8.0) million.
•Non-GAAP net loss attributable to nCino per share of ($0.15) to ($0.17).
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is the worldwide leader in cloud banking. The nCino Bank Operating System® empowers financial institutions with scalable technology to help them achieve revenue growth, greater efficiency, cost savings and regulatory compliance. In a digital-first world, nCino's single cloud-based platform enhances the employee and client experience to enable financial institutions to more effectively onboard clients, make loans and manage the entire loan life cycle, and open deposit and other accounts across lines of business and channels. Transforming how financial institutions operate through innovation, reputation and speed, nCino is partnered with more than 1,750 financial institutions of all types and sizes on a global basis. For more information, visit www.ncino.com.
Forward-Looking Statements:
This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the assumptions underlying those statements, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) the impact of the COVID-19 pandemic, including the impact to the financial services industry, the impact on general economic conditions and the impact of government responses, restrictions, and actions; (ii) risks associated with the acquisition of SimpleNexus, (iii) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (iv) the accuracy of management’s assumptions and estimates; (v) our ability to attract new customers and succeed in having current customers expand their use of our solution; (vi) competitive factors, including pricing pressures, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (vii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (viii) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (ix) our ability to manage our growth effectively including expanding outside of the United States; (x) adverse changes in our relationship with Salesforce; (xi) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization, including SimpleNexus; (xii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiii)

system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xiv) our ability to maintain our corporate culture and attract and retain highly skilled employees; (xv) adverse changes in the financial services industry, including as a result of customer consolidation; (xvi) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of the outbreak of hostilities in Ukraine and higher interest rates; and (xvii) the outcome and impact of legal proceedings and related fees and expenses.

Additional risks and uncertainties that could affect nCino’s business and financial results are included in our reports filed with the U.S. Securities and Exchange Commission (available on our web site at www.ncino.com or the SEC's web site at www.sec.gov). Further information on potential risks that could affect actual results will be included in other filings nCino makes with the SEC from time to time.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2022	October 31, 2022
Assets
Current assets
Cash and cash equivalents	$88,014	$106,451
Accounts receivable, net	74,528	39,627
Costs capitalized to obtain revenue contracts, current portion, net	7,583	8,663
Prepaid expenses and other current assets	13,384	13,219
Total current assets	183,509	167,960
Property and equipment, net	60,677	83,537
Operating lease right-of-use assets, net	13,170	12,047
Costs capitalized to obtain revenue contracts, noncurrent, net	16,403	16,772
Goodwill	841,487	839,918
Intangible assets, net	180,122	159,491
Investment	4,031	4,031
Other long-term assets	1,615	7,447
Total assets	$1,301,014	$1,291,203
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$11,366	$10,840
Accrued compensation and benefits	21,454	18,363
Accrued expenses and other current liabilities	14,744	6,823
Deferred revenue, current portion	122,643	117,281
Financing obligations, current portion	621	697
Operating lease liabilities, current portion	3,548	3,830
Total current liabilities	174,376	157,834
Operating lease liabilities, noncurrent	11,198	9,667
Deferred income taxes, noncurrent	1,675	2,280
Deferred revenue, noncurrent	44	6
Revolving credit facility, noncurrent	—	30,000
Financing obligations, noncurrent	33,478	32,944
Construction liability, noncurrent	9,736	22,518
Total liabilities	230,507	255,249
Commitments and contingencies
Redeemable non-controlling interest	2,882	4,092
Stockholders’ equity
Common stock	55	55
Additional paid-in capital	1,277,258	1,318,829
Accumulated other comprehensive income (loss)	(72)	1,758
Accumulated deficit	(209,616)	(288,780)
Total stockholders’ equity	1,067,625	1,031,862
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,301,014	$1,291,203

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2022	2021	2022
Revenues
Subscription	$57,085	$88,290	$162,052	$251,924
Professional services and other	12,951	17,006	36,858	47,210
Total revenues	70,036	105,296	198,910	299,134
Cost of revenues
Subscription	15,753	26,844	46,007	78,499
Professional services and other	11,501	16,312	34,121	46,180
Total cost of revenues	27,254	43,156	80,128	124,679
Gross profit	42,782	62,140	118,782	174,455
Gross margin %	61%	59%	60%	58%
Operating expenses
Sales and marketing	20,586	32,423	58,227	94,274
Research and development	19,956	29,471	55,990	88,287
General and administrative	14,964	18,690	45,931	62,575
Total operating expenses	55,506	80,584	160,148	245,136
Loss from operations	(12,724)	(18,444)	(41,366)	(70,681)
Non-operating income (expense)
Interest income	57	87	173	115
Interest expense	(379)	(580)	(977)	(1,849)
Other income (expense), net	(255)	(2,911)	(325)	(5,498)
Loss before income taxes	(13,301)	(21,848)	(42,495)	(77,913)
Income tax provision	356	797	1,030	2,159
Net loss	(13,657)	(22,645)	(43,525)	(80,072)
Net loss attributable to redeemable non-controlling interest	(389)	(257)	(1,259)	(908)
Adjustment attributable to redeemable non-controlling interest	368	1,191	61	2,348
Net loss attributable to nCino, Inc.	$(13,636)	$(23,579)	$(42,327)	$(81,512)
Net loss per share attributable to nCino, Inc.:
Basic and diluted	$(0.14)	$(0.21)	$(0.44)	$(0.74)
Weighted average number of common shares outstanding:
Basic and diluted	96,431,082	110,897,811	95,510,413	110,434,171

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended October 31,
	2021	2022
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(42,327)	$(81,512)
Net loss and adjustment attributable to redeemable non-controlling interest	(1,198)	1,440
Net loss	(43,525)	(80,072)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,139	25,458
Non-cash operating lease costs	1,847	2,879
Amortization of costs capitalized to obtain revenue contracts	4,157	6,160
Amortization of debt issuance costs	—	131
Stock-based compensation	20,549	38,476
Deferred income taxes	192	452
Provision for bad debt	84	323
Net foreign currency losses	393	5,608
Change in operating assets and liabilities:
Accounts receivable	21,614	32,497
Costs capitalized to obtain revenue contracts	(5,848)	(8,033)
Prepaid expenses and other assets	(1,430)	(446)
Accounts payable	3,934	(1,732)
Accounts payable, related parties	873	—
Accrued expenses and other current liabilities	(2,047)	(9,182)
Deferred revenue	(3,192)	(2,883)
Operating lease liabilities	(1,917)	(2,997)
Net cash provided by operating activities	1,823	6,639
Cash flows from investing activities
Acquisition of business, net of cash acquired	—	676
Acquisition of assets	—	(563)
Purchases of property and equipment	(3,640)	(13,889)
Net cash used in investing activities	(3,640)	(13,776)
Cash flows from financing activities
Proceeds from borrowings on revolving credit facility	—	50,000
Payments on revolving credit facility	—	(20,000)
Payments of debt issuance costs	—	(367)
Exercise of stock options	12,620	3,038
Stock issuance under the employee stock purchase plan	—	2,424
Principal payments on financing obligations	(181)	(458)
Net cash provided by financing activities	12,439	34,637
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(632)	(4,098)
Net increase in cash, cash equivalents, and restricted cash	9,990	23,402
Cash, cash equivalents, and restricted cash, beginning of period	371,425	88,399
Cash, cash equivalents, and restricted cash, end of period	$381,415	$111,801

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$381,080	$106,451
Restricted cash included in other long-term assets	335	5,350
Total cash, cash equivalents, and restricted cash, end of period	$381,415	$111,801

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Fees and Expenses Related to the Antitrust Matters. nCino excludes fees and expenses related to the government antitrust investigation and related civil action disclosed in our SEC filings as we do not believe these matters relate to the operating business and their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2022	2021	2022
GAAP total revenues	$70,036	$105,296	$198,910	$299,134

GAAP cost of subscription revenues	$15,753	$26,844	$46,007	$78,499
Amortization expense - developed technology	(388)	(4,249)	(1,177)	(12,767)
Stock-based compensation	(179)	(392)	(721)	(1,120)
Non-GAAP cost of subscription revenues	$15,186	$22,203	$44,109	$64,612

GAAP cost of professional services and other revenues	$11,501	$16,312	$34,121	$46,180
Amortization expense - other	—	(47)	—	(47)
Stock-based compensation	(1,209)	(1,778)	(3,881)	(5,564)
Non-GAAP cost of professional services and other revenues	$10,292	$14,487	$30,240	$40,569

GAAP gross profit	$42,782	$62,140	$118,782	$174,455
Amortization expense - developed technology	388	4,249	1,177	12,767
Amortization expense - other	—	47	—	47
Stock-based compensation	1,388	2,170	4,602	6,684
Non-GAAP gross profit	$44,558	$68,606	$124,561	$193,953

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	61%	59%	60%	58%
Amortization expense - developed technology	1	4	1	4
Amortization expense - other	—	—	—	—
Stock-based compensation	2	2	2	2
Non-GAAP gross margin %	64%	65%	63%	65%

GAAP sales & marketing expense	$20,586	$32,423	$58,227	$94,274
Amortization expense - customer relationships	(418)	(2,167)	(1,253)	(6,502)
Amortization expense - trade name	—	(605)	—	(1,813)
Stock-based compensation	(1,685)	(3,326)	(5,415)	(10,144)
Non-GAAP sales & marketing expense	$18,483	$26,325	$51,559	$75,815

GAAP research & development expense	$19,956	$29,471	$55,990	$88,287
Stock-based compensation	(1,351)	(3,012)	(4,580)	(8,457)
Non-GAAP research & development expense	$18,605	$26,459	$51,410	$79,830

GAAP general & administrative expense	$14,964	$18,690	$45,931	$62,575
Stock-based compensation	(1,421)	(3,997)	(5,952)	(13,191)
Acquisition-related expenses	(902)	(186)	(902)	(2,070)
Fees and expenses related to the Antitrust Matters	(2,021)	(1,225)	(8,168)	(5,093)
Non-GAAP general & administrative expense	$10,620	$13,282	$30,909	$42,221

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2022	2021	2022

GAAP loss from operations	$(12,724)	$(18,444)	$(41,366)	$(70,681)
Amortization expense - developed technology	388	4,249	1,177	12,767
Amortization expense - other	—	47	—	47
Amortization expense - customer relationships	418	2,167	1,253	6,502
Amortization expense - trade name	—	605	—	1,813
Stock-based compensation	5,845	12,505	20,549	38,476
Acquisition-related expenses	902	186	902	2,070
Fees and expenses related to the Antitrust Matters	2,021	1,225	8,168	5,093
Non-GAAP operating income (loss)	$(3,150)	$2,540	$(9,317)	$(3,913)

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(18)%	(18)%	(21)%	(24)%
Amortization expense - developed technology	1	4	1	4
Amortization expense - other	—	—	—	—
Amortization expense - customer relationships	1	2	1	2
Amortization expense - trade name	—	1	—	1
Stock-based compensation	8	12	10	13
Acquisition-related expenses	1	—	—	1
Fees and expenses related to the Antitrust Matters	3	1	4	2
Non-GAAP operating margin %	(4)%	2%	(5)%	(1)%

GAAP net loss attributable to nCino	$(13,636)	$(23,579)	$(42,327)	$(81,512)
Amortization expense - developed technology	388	4,249	1,177	12,767
Amortization expense - other	—	47	—	47
Amortization expense - customer relationships	418	2,167	1,253	6,502
Amortization expense - trade name	—	605	—	1,813
Stock-based compensation	5,845	12,505	20,549	38,476
Acquisition-related expenses	902	186	902	2,070
Fees and expenses related to the Antitrust Matters	2,021	1,225	8,168	5,093
Adjustment attributable to redeemable non-controlling interest	368	1,191	61	2,348
Non-GAAP net loss attributable to nCino	$(3,694)	$(1,404)	$(10,217)	$(12,396)

Weighted-average shares used to compute net loss per share, basic and diluted	96,431,082	110,897,811	95,510,413	110,434,171

GAAP net loss attributable to nCino per share	$(0.14)	$(0.21)	$(0.44)	$(0.74)
Non-GAAP net loss attributable to nCino per share	$(0.04)	$(0.01)	$(0.11)	$(0.11)

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2022	2021	2022
Free cash flow
Net cash provided by (used in) operating activities	$(19,076)	$(4,080)	$1,823	$6,639
Purchases of property and equipment	(2,368)	(4,586)	(3,640)	(13,889)
Free cash flow	$(21,444)	$(8,666)	$(1,817)	$(7,250)
Principal payments on financing obligations[2]	(86)	(155)	(181)	(458)
Free cash flow less principal payments on financing obligation	$(21,530)	$(8,821)	$(1,998)	$(7,708)
1Columns may not foot due to rounding.
2These amounts represent the non-interest component of payments towards financing obligations for facilities.

CONTACTS
INVESTOR CONTACT
JoAnn Horne
Market Street Partners
+1 415.445.3240
jhorne@marketstreetpartners.com
MEDIA CONTACT
Kathryn Cook
nCino
+1 919.691.4206
Kathryn.cook@ncino.com